UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2016 (April 8, 2016)

Fifth Street Asset Management Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36701	46-5610118
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 West Putnam Avenue, 3rd Floor
Greenwich, CT 06830

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code  (203) 681-3600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)	Departure of Directors or Certain Officers

Wayne Cooper provided notice on April 8, 2016 of his resignation as a member of the board of directors (the “Board”) of Fifth Street Asset Management Inc. (the “Company”) and the Board’s Audit and Compensation Committees. Mr. Cooper’s resignation became effective on April 10, 2016. Mr. Cooper’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

(d)	Election of Directors

On April 11, 2016, the Board appointed Michael W. Arthur to serve as a director of the Company. Mr. Arthur will serve on the Audit Committee. There are no arrangements or understandings between Mr. Arthur and any other persons pursuant to which he was selected as a director and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Since 1990, Mr. Arthur has headed Michael Arthur & Associates, a consulting and interim management firm specializing in restructurings, business development and strategic, financial, marketing and branding strategies. Mr. Arthur has been involved in the turnaround of troubled companies and the growth of healthy ones across a multitude of industries, including restaurants, consumer goods, financial products and services, manufacturing, marketing and technology. Prior to 1990, Mr. Arthur served as Executive Vice President and Chief Financial Officer for Sizzler Restaurants and Pinkerton Security, Executive Vice President of Marketing for Mattel Toys and various other management roles for D’Arcy, Benton & Bowles Advertising and Proctor and Gamble. He has sat on various boards during his career including 10 years as an independent member of Einstein Noah Restaurant Group, as well as California Federal Bank and currently Traffic Solutions Corporation. Mr. Arthur received his B.A. degree from Johns Hopkins University and attended the Wharton Graduate School of Business.

Mr. Arthur will receive the same compensation as our other non-employee directors as described in our Proxy Statement on Schedule 14A (the “Proxy Statement”) filed with the U.S. Securities and Exchange Commission on April 21, 2015. In addition, it is expected that Mr. Arthur will execute the Company’s standard form of indemnification agreement with non-employee directors and officers.

A press release announcing the appointment of Mr. Arthur was issued on April 13, 2016, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

99.1     Press Release, dated April 13, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH STREET ASSET MANAGEMENT INC.

Date: April 13, 2016	By:	/s/ Kerry S. Acocella
		Name:	Kerry S. Acocella
		Title:	Secretary

EXHIBIT INDEX

Exhibit

99.1     Press Release, dated April 13, 2016